As filed with the Securities and Exchange Commission on April 21, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEONODE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1517641
(State of Incorporation)	(I.R.S. Employer Identification No.)

Sweden Warfvingesväg 45, SE-112 51 Stockholm, Sweden
USA 4000 Executive Parkway, San Ramon, CA., 94549
(Address of principal executive offices)

NEONODE INC. 2006 EQUITY INCENTIVE PLAN
2007 NEONODE INC. STOCK OPTION PLAN
(Full title of the plans)

David W. Brunton
Chief Financial Officer
Neonode Inc.
4000 Executive Parkway, Suite 200
San Ramon, CA 94583
(925) 355-2000 - USA
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David T. Mittelman, Esq.
Reed Smith, LLP
Two Embarcadero Center
Suite 2000
San Francisco, CA 94111
(415) 543-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share, reserved for future grant under the Neonode Inc. 2006 Equity Incentive Plan.	1,000,000	$2.03 (2)	$2,030,000 (2)	$79.78
Shares of Common Stock, par value $0.001 per share, reserved for issuance upon the exercise of outstanding grants under the 2007 Neonode Inc Stock Option Plan.	2,117,332	$2.08 (3)	$4,404,051 (3)	$173.08
Total	3,117,332			$252.86

(1)
This Registration Statement is intended to cover the offering of up to 3,117,332 shares of Neonode, Inc. (the “Registrant) Common Stock pursuant to its Neonode Inc. 2006 Equity Incentive Plan and 2007 Neonode Inc. Stock Option Plan (collectively, the “Plans”). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the high and low sales prices of the Registrant’s Common Stock on April 17, 2008, as reported on the Nasdaq Capital Market for shares reserved for future issuance under the Neonode Inc. 2006 Equity Incentive Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to outstanding options previously granted under the 2007 Neonode Inc. Stock Option Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference Registration Statement on Form S-8 (333-132713), filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2006, which registered 1,500,000 shares of the Company’s common stock with respect to the Neonode Inc. 2006 Equity Incentive Plan for which a registration fee was paid with the filing of such Registration Statement. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registered amount decreased to 300,000 shares when the Company amended its certificate of incorporation on March 30, 2007 to effect a stock combination (reverse stock split) pursuant to which every five shares of outstanding common stock was reclassified into one share of common stock.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

           The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information

           The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Certain Documents By Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference herein:

1.	The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2007, filed on April 15, 2008.

2.	The Registrant’s Current Reports on Form 8-K filed on January 14, 2008, February 12, 2008, March 7, 2008, April 2, 2008, and April 17, 2008.

3.
The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 8-A, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

4.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this document.

Item 4. Description Of Securities

Not applicable.

Item 5. Interests Of Named Experts And Counsel

Not applicable.

Item 6. Indemnification Of Directors And Officers

As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the Company is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the Bylaws provisions relating to indemnify. The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director of or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion of Reed Smith LLP
23.1	Consent of BDO Feinstein International AB, Independent Registered Public Accounting Firm
23.2	Consent of Reed Smith LLP is contained in Exhibit 5 to this Registration Statement
24	Power of Attorney is contained on the signature pages.
99.1	Neonode Inc. 2006 Equity Incentive Plan as amended
99.2	2007 Neonode Inc. Stock Option Plan

Item 9. Undertakings

1. The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on April 21, 2008.

NEONODE INC.

By:	/s/ David Brunton
David W. Brunton Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mikael Hagman and David W. Brunton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mikael Hagman	President and Chief Executive Officer,	April 21, 2008
Mikael Hagman	and Director
(Principal Executive Officer)

/s/ David W. Brunton	Chief Financial Officer, Vice President, Finance	April 21, 2008
David W. Brunton	and Secretary
(Principal Financial and Accounting Officer)

/s/ Per Bystedt	Director, Chairman of the Board	April 21, 2008
Per Bystedt

/s/ John Reardon	Director	April 21, 2008
John Reardon

/s/ Susan Major	Director	April 21, 2008
Susan Major

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Reed Smith LLP
23.1	Consent of BDO Feinstein International AB, Independent Registered Public Accounting Firm
23.2	Consent of Reed Smith LLP is contained in Exhibit 5 to this Registration Statement
24	Power of Attorney is contained on the signature pages.
99.1	Neonode Inc. 2006 Equity Incentive Plan
99.2	2007 Neonode Inc. Stock Option Plan